UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 19, 2012

NOBLE CORPORATION

(Exact name of Registrant as specified in its charter)

Switzerland	000-53604	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Dorfstrasse 19A Baar, Switzerland	6340
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 41 (41) 761-65-55

NOBLE CORPORATION

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Suite 3D, Landmark Square 64 Earth Close P.O. Box 31327 Georgetown, Grand Cayman, Cayman Islands, BWI		KY-1 1206
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (345) 938-0293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This combined filing on Form 8-K is separately filed by Noble Corporation, a Swiss corporation (“Noble-Swiss”), and Noble Corporation, a Cayman Islands company (“Noble-Cayman”). Information in this filing relating to Noble-Cayman is filed by Noble-Swiss and separately by Noble-Cayman on its own behalf. Noble-Cayman makes no representation as to information relating to Noble-Swiss (except as it may relate to Noble-Cayman) or any other affiliate or subsidiary of Noble-Swiss. This report should be read in its entirety as it pertains to each of Noble-Swiss and Noble-Cayman.

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2012, Noble-Cayman and its wholly-owned subsidiaries, Noble Holding International Limited, a Cayman Islands company (“Noble Holding”), and Noble Drilling Corporation, a Delaware corporation (together with Noble Holding, the “Guarantors”), entered into dealer agreements (the “Dealer Agreements”) with certain investment banks (collectively, the “Dealers”) and an Issuing and Paying Agent Agreement (the “Agent Agreement”) with a commercial bank relating to a $1,800,000,000 commercial paper program (the “CP Program”). Proceeds from issuances under the CP Program are anticipated to be used for general corporate purposes.

The Dealer Agreements provide the terms under which the Dealers will either purchase from Noble-Cayman or arrange for the sale by Noble-Cayman of unsecured commercial paper notes (“Notes”) on an uncommitted basis. The Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions. The maturities of the Notes may vary, but will not exceed 397 days from date of issue, and the aggregate principal amount of outstanding Notes will not exceed $1,800,000,000. Borrowings under the CP Program will be guaranteed by the Guarantors. The Notes will be supported by the unused committed capacity under Noble-Cayman’s $1.2 billion senior unsecured five-year revolving credit facility that matures on June 8, 2017 and $600 million senior unsecured four-year revolving credit facility that matures on February 11, 2015. The Notes will not be redeemable prior to maturity and will not be subject to voluntary prepayment. The Notes will be issued, at our option, either at a discounted price to their principal face value or will bear interest. The rate of interest will depend on whether the Note will bear interest at a fixed or floating rate. The interest on a floating rate Note may be based on any of the following: (a) CD rate, (b) commercial paper rate; (c) the federal funds rate; (d) LIBOR; (e) prime rate; (f) treasury rate; and (g) other base rate as may be specified in a supplement. The Notes will be issued pursuant to a private placement exemption from federal and state securities laws. The Agent Agreement provides for the issuance and payment of the Notes and contains customary representations, warranties, covenants and indemnification provisions. The Notes will be Noble-Cayman’s direct financial obligation upon their issuance. As of the date hereof, we have not issued any Notes.

The Dealers, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Noble-Cayman, the Guarantors and their affiliates for which they have received, and will receive, customary fees and expenses.

The description above is a summary of the Dealer Agreements and the Agent Agreement and is qualified in its entirety by the form of Dealer Agreements and the form of Agent Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Form of Commercial Paper Dealer Agreement between Noble-Cayman, the Guarantors and the Dealer, dated September 19, 2012.

10.2	—	Form of Issuing and Paying Agent Agreement between the Noble-Cayman and the Issuing and Paying Agent, dated September 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation, a Swiss corporation

Date: September 19, 2012

	By:	/s/ James A. MacLennan
James A. MacLennan
Senior Vice President and Chief Financial Officer

Noble Corporation, a Cayman Islands company

	By:	/s/ Dennis J. Lubojacky
Dennis J. Lubojacky
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Form of Commercial Paper Dealer Agreement between Noble-Cayman, the Guarantors and the Dealer, dated September 19, 2012.

10.2	—	Form of Issuing and Paying Agent Agreement between the Noble-Cayman and the Issuing and Paying Agent, dated September 19, 2012.

4